Exhibit 10.2
NYMAGIC, INC.
2004 AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
PERFORMANCE SHARE AWARD AGREEMENT
     THIS AGREEMENT, made as of this 17th day of April, by and between NYMAGIC, INC. (the “Company”), having its principal place of business in 919 Third Avenue, 10th Floor, New York, NY 10022
     and
     A. George Kallop (the “Grantee”), the President and Chief Executive Officer of the Company.
WITNESSETH THAT:
     WHEREAS, the Grantee is now employed by the Company (the “Company” when used herein with reference to employment of the Grantee, shall include any Affiliate of the Company as defined in the Plan) as the President and Chief Executive Officer pursuant to an Employment Agreement (the “Employment Agreement”) between the Grantee and the Company entered into contemporaneously with this Award Agreement; and
     WHEREAS, the Company has adopted the NYMAGIC, INC. 2004 Amended and Restated Long-Term Incentive (the “Plan”) under which the Company may grant to key employees awards of Restricted Shares and Performance Units, as each is defined in the Plan, providing the Grantee with shares, or rights to receive shares, of common stock, par value $1 per share, of the Company (the “Shares”) subject to restrictions set forth in the Plan and in this Award Agreement; and
     WHEREAS, the Company desires to grant to the Grantee awards of Restricted Shares and Performance Units;
     NOW THEREFORE, in consideration of the covenants and agreements herein contained and intending to be legally bound, the parties hereto hereby agree with each other as follows:
SECTION 1: Restricted Share Award
     1.1 Subject to the terms and conditions set forth herein and to the terms of the Plan, and in order to provide an incentive for the Grantee, as a key employee, to work for the long-range success of the Company, the Company hereby awards to the Grantee 8,000 Restricted Shares, subject to adjustment as provided in the Plan.
     1.2 The Shares underlying the Restricted Shares awarded to the Grantee under this Award Agreement shall vest on December 31, 2006 if the Grantee is, and has been, since the date of this Agreement employed by the Company on that date. If the Grantee’s employment with the Company terminates prior to December 31, 2006, the Shares underlying the Restricted Shares awarded to the Grantee under this Award Agreement shall be forfeited unless otherwise provided in accordance with the terms of the Employment Agreement.
     1.3 The Shares underlying the Restricted Shares subject to this Award Agreement will be issued in accordance with the terms of the Plan.

SECTION 2: Performance Units Awards
     2.1 Subject to the terms and conditions set forth herein and to the terms of the Plan, and in order to provide an additional incentive for the Grantee, as a key employee, to work for the long-range success of the Company, the Company hereby awards to the Grantee (a) a Standard Performance Compensation Award, consisting of up to 12,000 Performance Units for each of 2006, 2007 and 2008, and (b) a one-time Supplemental Performance Compensation Award consisting of 25,000 Performance Units, each of which shall be subject to the terms provided for herein and to adjustment as provided in the Plan. Each Performance Unit shall represent the value of one Share, or cash equal to Fair Market Value, as defined in the Plan, of such Share, on the date immediately preceding the issuance of any Shares and/or payment of cash earned in respect of the Performance Units. The Board of Directors of the Company (the “Board”) shall have the authority, in its discretion, to determine that any obligation of the Company with respect to the Performance Compensation Awards may be paid in Shares, or cash equal to the Fair Market Value of such Shares, or part in cash and part in Shares.
SECTION 3: Standard Performance Compensation Award
     3.1 The three annual Performance Periods for the Standard Performance Compensation Award shall be from January 1, 2006 to December 31, 2006, January 1, 2007 to December 31, 2007 and January 1, 2008 to December 31, 2008, respectively. For each Performance Period, the Grantee may earn between 3,000 and 12,000 Performance Units under the Standard Performance Compensation Award if the Company achieves the target increases in the Fair Market Value of the Shares set forth on Exhibit A attached hereto. The Grantee shall earn 6,000 Performance Units if the average daily closing price of the Shares on the New York Stock Exchange is at least equal to or greater than the target Fair Market Value for the Shares indicated on Exhibit A (the “Target FMV”) for twenty (20) consecutive trading days at any time during the applicable Performance Period indicated on Exhibit A. The number of Performance Units earned by the Grantee shall be adjusted proportionately from a minimum of 3,000 for achieving 50% of the target increase in Target FMV (the “Threshold”) up to a maximum of 12,000 for achieving 200% or more of the target increase in Target FMV (the “Maximum”). No Performance Units shall be earned if less than 50% of the target increase in Target FMV is achieved and no more than 12,000 Performance Units shall be earned if more than 200% of the target increase in Target FMV is achieved.
     3.2 As promptly as practicable after the end of the Performance Period, the Human Resources Committee of the Board (the “Committee”) shall determine, in accordance with the terms of the Plan and this Award Agreement, and certify to the Board whether and the extent to which the performance criteria has been satisfied and the number, if any, of the Performance Units earned under Section 3.1. The issuance of the Shares or cash earned in respect of the Performance Units shall be payable on the second anniversary of the last day of the Performance Period, such that any Performance Units earned for the Performance Period shall be payable on December 31, 2008.

     3.3 If the Grantee’s employment is terminated prior to the end of the Performance Period, the Standard Performance Compensation Award shall be forfeited unless otherwise provided in accordance with the terms of the Employment Agreement.
SECTION 4: Supplemental Performance Compensation Award
     4.1 The Grantee shall earn the Supplemental Performance Compensation Award if there is a Change in Control of the Company (as that term is defined in the Employment Agreement) on or prior to December 31, 2010 in which the Fair Market Value of the Shares upon the Change in Control (the “Change of Control FMV”) is at least equal to the amount set forth for the year indicated on Exhibit B.
     4.2 As promptly as practicable after the Committee shall determine that the performance criteria for the Supplemental Performance Compensation Award will be satisfied, it shall certify the same to the Board, which shall authorize the grant of the Performance Units earned under Section 4.1, all subject to the consummation of the Change in Control of the Company. The issuance of the Shares or cash earned in respect of such Performance Units shall be made within 2 months following the year in which the Performance Units are earned.
     4.3 If the Grantee’s employment is terminated prior to the end of the Performance Period, the Supplemental Performance Compensation Award shall be forfeited unless otherwise provided in accordance with the terms of the Employment Agreement.
SECTION 5: Miscellaneous
     5.1 Notwithstanding any other provision of this Agreement, the Grantee hereby agrees to take any action, and consents to the taking of any action by the Company, with respect to the Restricted Shares and Performance Units awarded hereunder necessary to achieve compliance with applicable laws or regulations in effect from time to time. Any determination by the Committee with respect to the need for any action in order to achieve such compliance with laws or regulations shall be final, binding and conclusive.
     5.2 The Grantee shall be advised by the Company as to the amount of any federal, state, local or foreign income or employment taxes required to be withheld by the Company on the compensation income resulting from the award of, or lapse of restrictions on, or issuance of the Shares or payment of cash. The Grantee shall pay any taxes required to be withheld directly to the Company in cash upon request, except that the Grantee may satisfy such obligation in whole or in part by requesting the Company in writing to withhold from the Shares otherwise deliverable to the Grantee Shares having a Fair Market Value on the date of certification set forth in Section 3.2 or Section 4.2 hereof equal to the amount of the withholding tax obligation to be so satisfied. The Grantee understands that no Shares shall be delivered to the Grantee, notwithstanding the earning thereof, unless and until the Grantee shall have satisfied any obligation for withholding taxes with respect thereto as provided herein.
     5.3 The Grantee hereby indemnifies the Company and holds it harmless from and against any and all damages or liabilities incurred by the Company (including liabilities for attorneys’ fees and disbursements) arising out of any breach by the Grantee of this Award Agreement.
     5.4 Nothing herein shall be construed as giving the Grantee any right to be retained in the employ of the Company or affect any right that the Company may have to terminate the employment of the Grantee.
     5.5 This Award Agreement is subject in all respects to the terms of the Plan, as amended and interpreted from time to time by the Board; provided, however, that no alteration, amendment, revocation or termination of the Plan shall, without the written consent of the Grantee, adversely affect the rights of the Grantee with respect to the awards made hereunder. Should there be any inconsistency between the provisions of this Award Agreement and the terms and conditions of the Plan, the provisions in the Plan shall govern.
     5.6 This Agreement shall be construed and enforced in accordance with the laws of the State of New York.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

NYMAGIC, INC.

By:	/s/ Paul J. Hart

GRANTEE

/s/ A. George Kallop